United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

The descriptions of the 2015 Stock Incentive Plan, Stock Option Agreement and Stock Award Agreement set forth in Item 5.02 of this Current Report on Form 8-K (the “Report”) are incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2015, at the 2015 Annual Meeting of Stockholders of Black Diamond, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted to approve the Black Diamond, Inc. 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). Under the 2015 Stock Incentive Plan, 4,500,000 shares of the Company’s common stock will be initially reserved for issuance and available for awards, subject to an automatic annual increase equal to 5% of the total number of shares of the Company’s common stock outstanding at the beginning of each fiscal year (“Annual Share Increase”). Notwithstanding the Annual Share Increase, the maximum aggregate number of incentive stock options which may be granted under the 2015 Stock Incentive Plan is 6,750,000, and no more than 3,375,000 of the total shares of common stock available for issuance under the 2015 Stock Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase equal to 75% of the total number of shares of the Company’s common stock increased pursuant to the Annual Share Increase. Awards under the 2015 Stock Incentive Plan may include nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, restricted units, performance awards and other stock-based awards. Awards under the 2015 Stock Incentive Plan may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary of the Company, provided that incentive stock options may only be granted to employees of the Company or any subsidiary of the Company. The 2015 Stock Incentive Plan will have a term of ten years, expiring on December 11, 2025.

Grants of awards under the 2015 Stock Incentive Plan will be made pursuant to the Black Diamond, Inc. 2015 Stock Incentive Plan Stock Option Agreement (the “Stock Option Agreement”) and the Black Diamond, Inc. 2015 Stock Incentive Plan Stock Award Agreement (the “Stock Award Agreement”), forms of which are filed as Exhibits 10.2 and 10.3 to this Report and incorporated herein by reference.

The foregoing descriptions of the 2015 Stock Incentive Plan, Stock Option Agreement and Stock Award Agreement do not purport to be complete and are qualified in their entirety by reference to the 2015 Stock Incentive Plan, Stock Option Agreement and Stock Award Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On December 11, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Meeting”). Of the 32,787,671 shares of common stock entitled to vote at the Meeting, 29,329,189 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 89.5% of the Company’s outstanding shares of common stock.

(b) At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following five director nominees standing for re-election: Warren B. Kanders, Robert R. Schiller, Donald L. House, Nicholas Sokolow and Michael Henning; (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and (iii) approved the adoption of the 2015 Stock Incentive Plan. Each proposal is described in more detail in the Definitive Proxy Statement filed by Company with the Securities and Exchange Commission on November 9, 2015.

The voting results for each proposal are set forth below:

Proposal 1 – To elect five members to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	22,435,167	2,140,585	4,753,437
Robert R. Schiller	22,669,842	1,905,910	4,753,437
Donald L. House	18,925,600	5,650,152	4,753,437
Nicholas Sokolow	16,416,739	8,159,013	4,753,437
Michael Henning	19,722,269	4,852,485	4,754,435

Proposal 2 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,179,475	79,776	69,938	0

Proposal 3 – To approve the adoption of the 2015 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,957,751	9,572,465	45,536	4,753,437

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1

Black Diamond, Inc. 2015 Stock Incentive Plan (filed as Appendix A to the Definitive Proxy Statement of Black Diamond, Inc., filed with the Securities and Exchange Commission on November 9, 2015 and incorporated herein by reference)

10.2	Form of Black Diamond, Inc. 2015 Stock Incentive Plan Stock Option Agreement*
10.3	Form of Black Diamond, Inc. 2015 Stock Incentive Plan Stock Award Agreement*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2015

BLACK DIAMOND, INC.

By: /s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.2	Form of Black Diamond, Inc. 2015 Stock Incentive Plan Stock Option Agreement
10.3	Form of Black Diamond, Inc. 2015 Stock Incentive Plan Stock Award Agreement